Exhibit 10.1

AMENDMENT NO. 2 TO
INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 2 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of November 24, 2020, by and between Megalith Financial Acquisition Corp., a Delaware corporation (the “Corporation”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-226270 (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering of the Company’s units (the “Units”), each of which consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one redeemable warrant, each warrant entitling the holder thereof to purchase one share of Common Stock (such initial public offering hereinafter referred to as the “Offering”), has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission;

WHEREAS, the Company entered into an Underwriting Agreement dated August 23, 2018 (the “Underwriting Agreement”) with Chardan Capital Markets, LLC, as representative (the “Representative”) of the several underwriters (the “Underwriters”) named therein;

WHEREAS, $169,288,890 of the gross proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement), including the exercise in full of the Underwriters’ over-allotment option, were delivered to the Trustee to be deposited and held in a segregated trust account located in the United States (the “Trust Account”) for the benefit of the Corporation and the holders of the Corporation’s Common Stock included in the Units issued in the Offering pursuant to the investment management trust agreement made effective as of August 23, 2018, by and between the Corporation and the Trustee (the “Original Agreement”);

WHEREAS, at a special meeting of the Company’s stockholders held on May 26, 2020, the Company’s stockholders agreed to: (i) extend the date before which the Corporation must complete a business combination from May 28, 2020, to August 28, 2020 (or November 30, 2020 if the Company has executed a definitive agreement for an initial business combination by August 28, 2020) and (ii) extend the date on which the Trustee must liquidate the Trust Account if the Corporation has not completed a business combination from May 28, 2020, to August 28, 2020 (or November 30, 2020 if the Company has executed a definitive agreement for an initial business combination by August 28, 2020) (collectively, the “May Stockholder Approval”);

WHEREAS, pursuant to the May Stockholder Approval, the Original Agreement was amended by Amendment No. 1 to the Investment Management Trust Agreement, dated May 26, 2020 (the “First Amendment” and, together with the Original Agreement, the “Amended Agreement”), by and between the Corporation and the Trustee;

WHEREAS, the Corporation has sought the further approval of its stockholders at a special meeting of its stockholders to: (i) extend the date before which the Corporation must complete a business combination from August 28, 2020 (or November 30, 2020 if the Company has executed a definitive agreement for an initial business combination by August 28, 2020), to March 1, 2021 (the “Extension Amendment”) and (ii) extend the date on which the Trustee must liquidate the Trust Account if the Corporation has not completed a business combination from August 28, 2020 (or November 30, 2020 if the Company has executed a definitive agreement for an initial business combination by August 28, 2020), to March 1, 2021 (the “Trust Amendment”);

WHEREAS, holders of at least sixty-five percent (65%) of the Corporation’s outstanding shares of common stock approved the Extension Amendment and the Trust Amendment; and

WHEREAS, the parties desire to amend and restate the Amended Agreement to, among other things, reflect amendments to the Amended Agreement contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment of Trust Agreement. Section 1(i) of the Amended Agreement is hereby amended and restated in its entirety as follows:

“Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of a Termination Letter in a form substantially similar to the attached hereto as Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (and in the case of a Termination Letter in a form substantially similar to the attached hereto as Exhibit B, less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), or March 1, 2021 (the “Trust Amendment”). If a Termination Letter has not been received by the Trustee prior to such date, the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any, (less up to $100,000 of interest to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date. It is acknowledged and agreed that there should be no reduction in the principal amount per share initially deposited in the Trust Account.”

2. Miscellaneous Provisions.

2.1. Successors. All the covenants and provisions of this Amendment by or for the benefit of the Corporation or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2. Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3. Applicable Law. The validity, interpretation and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws.

2.4. Counterparts. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

2.5. Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6. Entire Agreement. The Amended Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby cancelled and terminated.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Continental Stock Transfer & Trust Company, as Trustee

By:	/s/ Francis Wolf
	Name:	Francis Wolf
	Title:	Vice President

Megalith Financial Acquisition Corp.

By:	/s/ A.J. Dunklau
	Name:	A.J. Dunklau
	Title:	Chief Executive Officer and President

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